Exhibit 10.5

FOURTH AMENDMENT TO

AGREEMENT OF SALE AND PURCHASE

This Fourth Amendment to Agreement of Sale and Purchase (the “Amendment”) is entered into as of the 15th day of May, 2013, by and between JEFFERSON EQUITY PARTNERS, LLC, a Tennessee limited liability company (“JEP”), OAK HILL PARTNERS, LLC, a Tennessee limited liability company (“OHP”), KNOXVILLE EQUITY PARTNERS, LLC, a Tennessee limited liability company (“KEP”), and EMORY DEVELOPMENT PARTNERS, LLC, a Tennessee limited liability company, (“EDP”; JEP, OHP, KEP and EDP being each referred to as a “Seller” and collectively as the “Sellers”), and CHP PARTNERS, LP a Delaware limited partnership (“Purchaser”). Sellers and Purchaser are sometimes collectively referred to herein as the “Parties”.

WITNESSETH:

WHEREAS, Purchaser and Sellers are parties to that certain Agreement of Sale and Purchase having an Effective Date of April 3, 2013 (as amended by that certain First Amendment to Agreement of Sale and Purchase dated as of April 30, 2013, and as further amended by that certain Second Amendment to Agreement of Sale and Purchase dated May 10, 2013, and as further amended by that certain Third Amendment of Sale and Purchase dated May 13, 2013, the “Agreement”) wherein Sellers agreed to sell to Purchaser, and Purchaser agreed to purchase from Sellers, the Portfolio (as such term is defined in the Agreement); and

WHEREAS, the Parties have agreed to amend the Agreement as set forth herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. Amendment and Restatement of Section 7.1(f). Section 7.1(f) of the Agreement is amended and restated in its entirety as follows:

“(f) Sellers shall have caused to be delivered to Purchaser at least ten (10) Business Days prior to the Closing Date guaranties of the Base Leases substantially in the form attached hereto as Exhibit K (the “Lease Guaranties”).”

2. Addition of Exhibit K. Exhibit K attached hereto is added to the Agreement as Exhibit K thereto.

3. Addition of Section 7.1(n). The following is inserted as Section 7.1(n) of the Agreement:

“(n) Sellers shall have caused to be delivered to Purchaser at or prior to the Closing the Amendment to the OHP Air Rights Lease contemplated by Purchaser’s title objection letter dated as of May 9, 2013 and the consent and estoppel related to that certain Parking Space License Agreement dated as of March 27, 2003 in the form attached hereto as Exhibit L.”

4. Addition of Exhibit L. Exhibit L attached hereto is added to the Agreement as Exhibit L thereto.

5. Addition of Section 7.1(o). The following is inserted as Section 7.1(o) of the Agreement:

“(o) Sellers shall have caused those certain financing statements filed with the Tennessee Secretary of State as instruments 209033507, 208055384, 208007665 and 208007666, together will all amendments and extensions thereto and all counterparts thereof of record in the land records or other public records, to be terminated of record.”

6. Repair of EIFS Issue. Seller shall cause the work more particularly described on that certain Estimate attached hereto as Schedule 5 to be completed to the reasonable satisfaction of Purchaser prior to Closing.

7. Management Agreement. The Management Agreement attached hereto as Exhibit G is hereby inserted into the Agreement as Exhibit G.

8. Amendment and Restatement of Section 7.2. Section 7.2 of the Agreement is amended and restated in its entirety as follows:

“7.2 Failure of Conditions to Purchaser’s Obligations. Subject to the provisions set forth in Section 7.1, in the event any one or more of the conditions to Purchaser’s obligations are not satisfied in whole or in part prior to the Closing, and provided such event is not waived by Purchaser as contemplated by this Agreement, Purchaser shall give Seller notice of failure. Seller shall have a period of ten (10) days in which to cause such failure to be cured. If Seller is not able to cure such failure within such ten (10) day period, then Purchaser, at Purchaser’s option, shall be entitled to: (a) terminate this Agreement by giving immediate written notice thereof to Sellers on or prior to the Closing Date, upon which Purchaser shall receive a prompt refund of the Earnest Money, and, if the closing condition that is not satisfied is a closing condition set forth in Section 7.1(a), Section 7.1 (b), Section 7.1 (c), 7.1(h), 7.1(o), or if the closing condition that is not satisfied is the closing condition set forth in Section 7(g) and the satisfaction of such closing condition in Section 7(g) was within the discretion or control of any Seller, or if the closing condition that is not satisfied is the closing condition set forth in Section 7.1(n) and Seller did not exercise good faith efforts to cooperate with Purchaser in obtaining the amendment and consent and parking estoppel contemplated by Section 7.1(n), Sellers shall reimburse Purchaser for all reasonable out-of-pocket expenses incurred by Purchaser in connection with the Transaction, not to exceed Four Hundred Thousand and No/100 Dollars ($400,000.00) in the aggregate, and thereafter the Parties shall have no further obligations or liabilities hereunder other than those that expressly survive termination of this Agreement, or (b) waive the unsatisfied conditions and proceed to Closing without any reduction in the Purchase Price or other remedy.”

9. Ratification. All of the terms, covenants, conditions, representations and warranties set forth in the Agreement shall continue in full force and effect and are hereby ratified and affirmed.

10. Counterparts. This Amendment may be executed in two or more counterparts, either electronically or manually, and manually-executed counterparts may be delivered in faxed or scanned electronic form, each of which (whether originally executed or such a faxed or scanned electronic document) shall be deemed an original, and all of which together shall constitute one and the same instrument. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart hereof signed by each of the parties.

[INTENTIONALLY BLANK; SIGNATURES FOLLOW]

IN WITNESS WHEREOF, Sellers and Purchaser have executed this Fourth Amendment effective as of the day and year written above.

PURCHASER:

CHP PARTNERS, LP, a Delaware limited partnership

By: CHP GP, LLC, a Delaware limited liability company., its general partner

By: CNL Healthcare Properties, Inc., a Maryland corporation, its sole member

By:	/s/ Tracey B. Bracco
Name:	Tracey B. Bracco
Title:	Vice President
Date:

SELLERS:

JEFFERSON EQUITY PARTNERS, LLC, a Tennessee limited liability company,

By:	/s/ Norman T. Brinkman
Title:	President
Date:	5-15-13

KNOXVILLE EQUITY PARTNERS, LLC, a Tennessee limited liability company,

By:	/s/ Norman T. Brinkman
Title:	President
Date:	5-15-13

EMORY DEVELOPMENT PARTNERS, LLC, a Tennessee limited liability company,

By:	/s/ Norman T. Brinkman
Title:	President
Date:	5-15-13

OAK HILL PARTNERS, LLC, a Tennessee limited liability company,

By:	/s/ Norman T. Brinkman
Title:	President
Date:	5-15-13

Exhibit K

Form of Lease Guaranty

[Intentionally Omitted]

Exhibit L

Form Parking Estoppel

[Intentionally Omitted]

Exhibit G

Form of Management Agreement

[Intentionally Omitted]